CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, of our report dated November 20, 2007, with respect to the financial statements of International Brands Management Group Ltd., and to the reference to our Firm under the caption ‘‘Experts’’ in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 21, 2007